Exhibit 99.1

Leap Therapeutics Announces Full Exercise of Underwriters’ Option to Purchase Additional Shares

Cambridge, MA – June 25, 2020 – Leap Therapeutics, Inc. (NASDAQ:LPTX), a biotechnology company focused on developing targeted and immuno-oncology therapeutics, today announced the closing of an additional 3,375,000 shares of common stock pursuant to the full exercise of the underwriters’ option to purchase additional shares from Leap’s previously announced public offering. After giving effect to the full exercise of the option, the aggregate gross proceeds to Leap from this offering were approximately $51.75 million, before deducting underwriting discounts and commissions and other offering expenses payable by Leap.

Piper Sandler & Co. and Raymond James & Associates, Inc. acted as book-running managers for the offering. Robert W. Baird & Co. Incorporated acted as the lead manager. H.C. Wainwright & Co. and Ladenburg Thalmann & Co. Inc. acted as co-managers.

The securities were offered and sold pursuant to an effective shelf registration statement on Form S-3 (File No. 333-223419) that was previously filed by Leap with the Securities and Exchange Commission (the “SEC”) on March 2, 2018 and was declared effective by the SEC on March 16, 2018. A preliminary prospectus supplement and the related prospectus has been filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN, 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by email at prospectus@psc.com or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Leap Therapeutics

Leap Therapeutics (Nasdaq:LPTX) is focused on developing targeted and immuno-oncology therapeutics. Leap's most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein, a Wnt pathway modulator. DKN-01 is in clinical trials in patients with esophagogastric, hepatobiliary, gynecologic, and prostate cancers. Leap has formed a partnership with BeiGene, Ltd. for the rights to develop DKN-01 in Asia (excluding Japan), Australia, and New Zealand. For more information about Leap Therapeutics, visit http://www.leaptx.com or our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to the offering, Leap’s expectations with respect to the development and advancement of DKN-01, including the initiation, timing and design of future studies, enrollment in future studies, potential for the receipt of future option exercise, milestones or royalty payments from BeiGene, and other future expectations, plans and prospects. Although Leap believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from our expectations. Such risks and uncertainties include, but are not limited to: that the initiation, conduct, and completion of clinical trials, laboratory operations, manufacturing campaigns, and other studies may be delayed, adversely affected, or impacted by COVID-19 related issues, the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; the size and growth potential of the markets for our drug product candidates; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially will be included in Leap Therapeutics' periodic filings with the SEC, including Leap's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 and as may be updated by Leap’s Quarterly Reports on Form 10-Q and the other reports we file from time to time with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Douglas E. Onsi

President & Chief Executive Officer

Leap Therapeutics, Inc.

617-714-0360

donsi@leaptx.com

Heather Savelle

Investor Relations

Argot Partners

212-600-1902

heather@argotpartners.com